Exhibit 24

Power of Attorney
To Sign Form 3, 4 & 5

Each person whose signature appears below constitutes and appoints Dennis Brovarone with full power to each of them to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually any Form 3,  Form 4 or Form 5 of  the Undersigned under the Securities Exchange Act of 1934, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Craig A. Johnson
Signature

Craig A. Johnson
Print Name

Dated: 8-1-11